CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated May 6, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 2-95595 and 811-4216) of Dreyfus California Tax Exempt Money Market Fund.







                                        /S/ERNST & YOUNG
                                        ERNST & YOUNG LLP


New York, New York
July 29, 2003